                                                                   EXHIBIT 10.14


                           [LOGO OF SC DIRECT, INC.]


June 1, 1996


Mr. Martin Franklin
Suite B302
555 Theodore Fremd Ave
Rye, NY 10580


Dear Martin:

This will confirm the agreement among you, SC DIRECT, INC. ("SCD") and SPECIALTY CATALOG CORP. ("SCC") (together, the "Companies"), regarding the purchase by you of Junior Subordinated Debt issued by SCD and a Warrant issued by SCC. SCD is a wholly-owned subsidiary of SCC.

It is understood and agreed that you will purchase the Junior Subordinated Debt (as defined below) at the same time that the Companies and Banque Nationale de Paris ("BNP") agree on revised covenants under the Credit Agreement dated as of November 23, 1994 between BNP and the Companies.

1. You will loan $495,000 to SCD in exchange for $495,000 principal amount of Junior Subordinated Debt (the "Junior Subordinated Debt").

2. The Junior Subordinated Debt will be junior in priority to the outstanding principal and interest on the Subordinated Debt (the "Senior Subordinated Debt"), issued by SCD to SC Holdings, LLC in November, 1994.

3. The Junior Subordinated Debt will accrue interest from the date of issuance at the same rate, and subject to the same restrictions and conditions, as the Senior Subordinated Debt, but will remain junior in priority to the Senior Subordinated Debt.

4. The Junior Subordinated Debt will mature on the third anniversary following the date of its issuance, and will be prepayable by SCD, in whole or in part, without penalty, at any time; provided, however, that in the event the Senior Subordinated Debt has not been repaid in full on or prior to the maturity date of the Junior Subordinated Debt, then the maturity date of the Junior Subordinated Debt will be automatically extended until the date which is one business day following the repayment in full of the Senior Subordinated Debt.


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5.  In consideration of your purchasing the Junior Subordinated Debt, SCC will issue to you (at such time when you purchase the Junior Subordinated Debt) for $5,000 a warrant (the "Warrant") to purchase 815.12 shares of Class A Common Stock of SCC (the "Warrant Shares"), which is equal to 7.22% of the currently outstanding Common Stock of SCC on a fully-diluted basis, assuming conversion of all outstanding options currently held by Steven L. Bock and Stephen M. O'Hara. The aggregate exercise price for the Warrant Shares will be $500,000 ($613.41 per share). The number of shares of Common Stock into which the Warrant will be exercisable, and the exercise price therefor, will be adjusted for stock splits. The Warrant will be exercisable during the period commencing upon the closing of a public offering of the shares of SCD or SCC and ending on the third anniversary following the closing of such offering; provided, however, that (i) in no event will the Warrant be exercisable after September 30, 1999 and (ii) the Warrant will be exercisable upon a sale of SCD or SCC even if no public offering of the shares of SCD or SCC has occurred prior to such sale. The Warrant will not be exercisable under any other circumstances, and will expire if the Companies (or either of them) is not publicly traded on or prior to June 30, 1999.

6. The Junior Subordinated Debt will be subordinated to BNP on the same basis as the Senior Subordinated Debt.

If you are in agreement with the above terms and conditions, please sign the enclosed copy of this letter.


Very truly yours,
SC Direct, Inc.                                 Specialty Catalog Corp.


By  /s/  Steven L. Bock                         By
  -------------------------------                 ------------------------------
         Steven L. Bock


Agreed to:


/s/  Martin Franklin
- ---------------------------------
     Martin Franklin


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                         UNANIMOUS WRITTEN CONSENT OF
                          THE BOARDS OF DIRECTORS OF
                  SPECIALTY CATALOG CORP. AND SC CORPORATION


        The undersigned, being all of the Directors of Specialty Catalog Corp., a Delaware corporation ("SCC"), and SC Corporation, a Delaware corporation doing business as SC Direct, Inc. in Massachusetts ("SC Direct") (SCC and SC Direct together, the "Companies"), pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby adopt, approve and consent to the following resolution, with the same force and effect as though adopted at a meeting duly called and held.

        WHEREAS, Banque National de Paris ("BNP") has requested that an additional $500,000 be invested in SC Direct in order to facilitate revisions to the covenants under the Credit Agreement dated as of November 23, 1994 between BNP and the Companies (the "Credit Agreement"); and

        WHEREAS, Martin Franklin has agreed to purchase $495,000 principal amount of Junior Subordinated Debt (the "Junior Subordinated Debt") of SC Direct; and

        WHEREAS, in consideration of Mr. Franklin's purchasing the Junior Subordinated Debt, SCC has agreed to issue to Mr. Franklin a Warrant to purchase shares of Class A Common Stock of SCC; and

        WHEREAS, the Boards determined that the Junior Subordinated Debt could not be raised by SC Direct on the above-mentioned terms without SCC issuing the Warrant, and that the exercise price of the Warrant was determined by arms length negotiation between Mr. Franklin and SCC and reflects, in the view of the Boards, a premium to the fair market value as of the date hereof of the Common Stock of SCC, taking into account the current earnings of the Companies, the recent performance of consumer catalog businesses, and prevailing multiples for the equity of privately-held companies the size of the Companies (the last sale of Common Stock by SCC being made in November, 1994 at a price of $100.00 per share);

        NOW, THEREFORE, BE IT

        RESOLVED, that the Companies enter into the Agreement with Martin Franklin with respect to the Junior Subordinated Debt and Warrant, substantially in the form attached hereto as Exhibit A; and that Steven L. Bock is hereby authorized on behalf of the Companies to execute and deliver the Agreement on behalf of the Companies, and to take all such further actions he may deem necessary or desirable in order to implement the terms of the Agreement.


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        IN WITNESS WHEREOF, the undersigned have duly executed this Consent as of the 1st day of June, 1996.


                                                --------------------------------
                                                Steven L. Bock


                                                --------------------------------
                                                Alan Cooper


                                                --------------------------------
                                                Martin Franklin


                                                --------------------------------
                                                Samuel Katz


                                                --------------------------------
                                                Guy Naggar